EXHIBIT 5.1

(210) 554-5250                                       cpkavy@coxsmith.com

                             March 24, 1999



FVNB Corp.
101 S. Main Street
Victoria, Texas 77901

                     Re: Registration Statement on Form S-8 for the 1998 FVNB Corp. Stock Incentive Plan

Gentlemen:

      We have acted as counsel to FVNB Corp., a Texas corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 400,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock"). The Shares are issuable pursuant to the Company's 1998 FVNB Corp. Stock Incentive Plan (the "Plan").

      We have examined such corporate records, documents, instruments and certificates of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

      Based upon the foregoing, we are of the opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of the Common Stock of the Company when issued in accordance with the Plan.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

                                Very truly yours,

                                 COX & SMITH INCORPORATED


                                 By:   /S/ CARY PLOTKIN KAVY
                                       Cary Plotkin Kavy
                                       For the Firm

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